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                                                                     Exhibit 5.1

                          Opinion of Alston & Bird LLP
              as to the legality of the securities being registered

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                       [LETTERHEAD OF ALSTON & BIRD LLP]

                                 August 7, 2002

Lowe's Companies, Inc.
1605 Curtis Bridge Road
Wilkesboro, North Carolina 28697

Registration Statement on Form S-8
Relating to Lowe's Companies Benefit Restoration Plan

Ladies and Gentlemen:

         We have acted as counsel to Lowe's Companies, Inc., a North Carolina corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 2,500,000 shares of common stock, par value $0.50 per share (including the accompanying preferred stock purchase rights, the "Common Stock"), $100,000,000 of deferred compensation obligations, and an indeterminate number of plan interests, that may be offered and sold by the Company pursuant to the Lowe's Companies Benefit Restoration Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Restated Charter of the Company, as amended, the Bylaws of the Company, as amended and restated, the Amended and Restated Rights Agreement dated December 2, 1999, between the Company and Equiserve Trust Company, N.A., as amended, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials, including without limitation, the Company's representation to us that it has established and will maintain the Plan as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, as determined under Sections 201(2), 301(3), and 401(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

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Lowe's Companies, Inc.
August 7, 2002
Page2

         This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to Title I of ERISA, the Constitution of the State of North Carolina, the North Carolina Business Corporation Act and the reported judicial decisions thereunder, and we do not express any opinion herein concerning any other laws.

         Based upon the foregoing, we are of the opinions that:

         (i) the Company has been duly authorized to incur the deferred compensation obligations, including the obligations based on investments in notional shares of Common Stock, and that the deferred compensation obligations, when incurred in accordance with terms and conditions of the Lowe's Companies Benefit Restoration Plan filed as Exhibit 4.4 to the Registration Statement, will be valid obligations of the Company to make payment to the holders thereof in accordance with the terms and conditions of the Plan;

         (ii) the shares of Common Stock, if any (up to 2,500,000 shares), that are issued by the Company in connection with Plan are duly authorized and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable; and

         (iii) the Plan is exempt from Parts 2, 3, and 4 of Subtitle B of Title I of ERISA (respectively, requirements regarding participation and vesting, funding, and fiduciary responsibility), and the plan document for the Plan complies with the provisions of ERISA from which the Plan is not exempt, including Part 5 of Subtitle B of Title I of ERISA (requirements regarding administration and enforcement).

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Sincerely,

                                        ALSTON & BIRD LLP

                                        By: /s/ Richard J. Oelhafen, Jr.
                                           -----------------------------
                                           A Partner